UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Elevate Credit, Inc.

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ELEVATE CREDIT, INC.

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Elevate Credit, Inc. (“the Company”) will be held at the headquarters of the Company, 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 at 9 a.m. Central Time on May 3, 2019, for the following purposes:

1.	Elect the two director nominees named in the Proxy Statement to serve until the 2022 annual meeting of stockholders;

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2019; and

3.	Transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement accompanying this notice.

The close of business on March 27, 2019 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders as of the record date will be available for stockholder inspection at the headquarters of the Company, 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, during ordinary business hours, from April 23, 2019 to the date of the Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card. If you attend the Annual Meeting and vote in person, your proxy will not be used.

If you need assistance voting your shares, please call Investor Relations at (817) 928-1646 or send an e-mail to investors@elevate.com.

At the Annual Meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the Annual Meeting and vote your shares in person, even if you previously voted by the Internet, by telephone or returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Fort Worth, Texas, voting again by Internet or telephone, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in Elevate Credit, Inc.

By Order of the Board of Directors,

/s/ Kenneth E. Rees
Kenneth E. Rees Chief Executive Officer and Chairman

April 3, 2019

Important notice regarding the internet availability of proxy materials for the stockholders meeting to be held on May 3, 2019. Stockholders may access, view and download the 2019 Proxy Statement, the accompanying form of proxy card and the 2018 Annual Report at www.envisionreports.com/ELVT

ELEVATE CREDIT, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 3, 2019

INTRODUCTION

This Proxy Statement provides information for stockholders of Elevate Credit, Inc. (“we,” “us,” “our,” “Elevate” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.0004 per share, for use at the Company’s annual meeting of stockholders to be held at the headquarters of the Company, 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 at 9 a.m. Central Time on May 3, 2019, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.	Elect the two director nominees named in the Proxy Statement to serve until the 2022 annual meeting of stockholders;

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2019; and

3.	Transact such other business as may properly come before the meeting or any adjournment thereof.

This Proxy Statement, the accompanying form of proxy card and our 2018 Annual Report on Form 10-K, is being mailed to stockholders on or about April 3, 2019.

Explanatory Note

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we provide in this Proxy Statement scaled down disclosures as permitted under the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We will cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of the completion of our IPO, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Why are we providing these materials?

Our Board is providing these materials to you in connection with our Annual Meeting, which will take place on Friday, May 3, 2019 at the headquarters of the Company, 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 beginning at 9 a.m. Central Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and three most highly paid officers, and other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	Elect the two director nominees named in the Proxy Statement to serve until the 2022 annual meeting of stockholders; and

•	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2019.

We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?

You may vote all shares of common stock that you owned as of the close of business on the record date, March 27, 2019. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee. The proxy card will indicate the number of shares you may vote.

As of March 27, 2019, there were 43,357,796 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 for a period of at least ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions.

How do I vote by proxy?

If you properly cast your vote by either voting your proxy via the Internet, by telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your shares will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

If any other matter is presented, your proxy will vote in accordance with the proxy holders’ discretion. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” the election of the Board’s nominees, and “FOR” the ratification of the appointment of Grant Thornton LLP.

May my broker vote for me?

Under the rules of the New York Stock Exchange (the “NYSE”), if your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal 2, but not on any of the other proposals.

What are abstentions and broker non-votes?

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Can I change my vote or revoke my proxy?

Yes, you may change your mind after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:

•	Entering a new vote online;

•	Entering a new vote by telephone;

•	Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or

•	Attending the Annual Meeting and voting in person.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the outstanding shares of stock entitled to vote on the record date will constitute a quorum, permitting the conduct of business. As of the record date, there were 43,357,796 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (Proposal 1)?

Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm (Proposal 2)?

A majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

What is a proxy holder?

We are designating Christopher Lutes, our Chief Financial Officer, and Sarah Fagin Cutrona, our Chief Counsel, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.

What does it mean if I receive more than one Notice?

You may receive more than one set of proxy materials, if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

How are votes counted?

Computershare Trust Company, N.A. has been appointed to be the inspector of elections, to act at the meeting, to make a written report thereof, to take charge of the polls, and to make a certificate of the result of the vote taken. We will publish final vote counts within four business days on a Current Report on Form 8-K.

How can I receive a full set of the proxy materials by e-mail?

Stockholders may request to receive proxy materials electronically by e-mail by submitting a request to us at investors@elevate.com; by mail to Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, Attn: Chris Lutes, CFO; or via Investor Relations at (817) 928-1646.

How do I attend the Annual Meeting and vote in person?

All stockholders will need to present a valid government-issued photo identification (e.g., a driver’s license or passport) at the door to be admitted to the Annual Meeting. If you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the Annual Meeting, you will also need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on March 27, 2019, the record date for the Annual Meeting.

No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board.

Who pays for costs relating to the proxy materials and Annual Meeting of stockholders?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who should I call if I have any questions?

If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Investor Relations at (817) 928-1646 or send an e-mail to investors@elevate.com.

PROPOSAL 1:

Election of Directors

Our business operates under the direction of our Board, which currently consists of eight directors. In accordance with our Certificate of Incorporation, our Board consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in 2021, 2019, and 2020, respectively. John C. Dean and Bradley R. Strock are the Class II directors whose terms expire at the Company’s 2019 Annual Meeting of stockholders. Our Board has nominated, and stockholders are being asked to reelect, Messrs. Dean, and Strock for three-year terms expiring at our 2022 annual meeting of stockholders. If elected, the nominees will each hold office until our 2022 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.

Each of the nominees currently serves as a director of the Company. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including such person’s period of service as a director of the Company, principal occupation and other biographical material is shown later in this Proxy Statement.

The Board recommends a vote FOR the election of each of the nominees as director.

BOARD OF DIRECTORS

The following table sets forth the name, age, and position as of March 27, 2019, of individuals who currently serve as directors on our Board.

Name	Age	Position
Kenneth E. Rees	56	Chief Executive Officer and Chairman
John C. Dean	71	Lead Director
Stephen B. Galasso	69	Director
Tyler Head	43	Director
Robert L. Johnson	71	Director
Saundra D. Schrock	65	Director
Stephen J. Shaper	81	Director
Bradley R. Strock	56	Director

Class I - Directors with Terms Expiring in 2021

Kenneth E. Rees has served as our Chief Executive Officer and Chairman of our Board of Directors since 2014. He joined Think Finance, Inc., or “TFI,” our predecessor company, as President in 2004, and held the position of Chief Executive Officer from his appointment in November 2004 until April 30, 2014, the day before our spin-off from TFI. Mr. Rees served on TFI’s board of directors as its Chairman from 2014 through May 15, 2015. Prior to joining TFI, from 2001 to 2004, Mr. Rees was the founder, Chief Executive Officer and Chairman of CashWorks, Inc., a provider of non-bank financial services that was purchased by GE Money in 2004. He holds a BA in Mathematics from Reed College and an MBA in Finance and Statistics from the University of Chicago. Mr. Rees was named the E&Y Entrepreneur of the Year for the Southwest Area North region in 2012. We believe Mr. Rees is qualified to serve as Chairman of the Board of Directors because of his over 20 years of experience, including over 15 years leading technology-enabled financial services companies including Elevate, TFI, and CashWorks.

Stephen B. Galasso has been a member of our Board of Directors since May 2014 and is a member of the Audit Committee and the Chairperson of the Risk Committee. Mr. Galasso previously served on the board of directors of TFI from 2012 to 2014. He has been President of SBG Resources, LLC, since 2005. Prior to SBG Resources, Mr. Galasso was Chairman and Chief Executive Officer of NetSpend from 2001 to 2004, President and Chief Executive Officer of Universal Value Network from 1998 to 2000 and President and Chief Executive Officer of Bank of America Credit Cards from 1995 to 1998. He has been an independent director and strategic advisor to several companies including TFI since 2012 (where he ceased serving as a director in May 2014), Axeso Payment Solutions in Brazil from 2011 to 2012, AccountNow, Inc. from 2007 to 2011, and Advanced Payment Solutions in the UK from 2005 to 2011. Mr. Galasso was also an Entrepreneur in Residence for Payments and Financial Technology at Trident Capital from 2005 to 2011. He has a BS and MBA from Fordham University. We believe Mr. Galasso is qualified to serve on our Board of Directors because of his experience with multiple payment and credit financial products, for both large and small institutions in the US as well as abroad.

Robert L. Johnson has served on our Board of Directors since May 2014, and previously served on the board of directors of TFI from August 2012 to 2014. He is a member of the Nominating and Corporate Governance Committee. Mr. Johnson is the founder and Chairman of The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in the consumer financial services, private equity, real estate, hospitality, film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, in 1980 Mr. Johnson founded Black Entertainment Television (BET) where he served as chief executive officer. In 2001, BET was acquired by Viacom Inc. and Mr. Johnson continued to serve as chief executive officer until 2006. In July 2007, Mr. Johnson was named by USA Today as one of the “25 most influential business leaders of the past 25 years.” Mr. Johnson currently serves on the compensation committee and the nominating and corporate governance committee of KB Home (NYSE: KBH), as well as on the board of directors or trustees of RLJ Lodging Trust (NYSE: RLJ). Mr. Johnson is a graduate of the University of Illinois and holds a master’s degree in public affairs from the Woodrow Wilson School of Public and International Affairs at Princeton University. We believe Mr. Johnson is qualified to serve on our Board of Directors due to his experience as a successful chief executive officer of BET and The RLJ Companies as well as his experience in finance, banking and brand-building enterprises. In addition, he brings experience from serving on more than seven publicly-traded companies and participating in board committees including audit, governance and compensation and has a proven commitment to serving minority and underserved consumers.

Class II - Directors with Terms Expiring in 2019

John C. Dean is our Lead Director and has been a member of our Board of Directors since May 2014. Mr. Dean is a member of the Compensation and Audit Committees. Mr. Dean previously served as a member of the board of directors of TFI from 2005 to 2014. Mr. Dean has spent more than 35 years as an executive in the financial services industry, serving as Chief Executive Officer of five financial institutions throughout the country including Silicon Valley Bank. He has been with Central Pacific Bank since 2010, serving as Chairman of the Board of Central Pacific Bank from March 2010 until April 2011, when he became Chief Executive Officer, which position he held until July 2015, when he became Executive Chairman of the Board. Effective October 2018, Mr. Dean is the Chairman Emeritus and Director of the Board. Mr. Dean is also the founder and managing partner of Startup Capital Ventures LP. In 2001, Mr. Dean was recognized by Forbes as one of the “50 most powerful dealmakers.” More recently, he was recognized as Hawaii Business Magazine’s 2012 CEO of the Year; Sales and Marketing Executives International Honolulu’s 2012 Salesperson of the Year; 2012 Pacific Business News’ Business Leader of the Year; and 2012 Pacific Buddhist Academy Inspirational Leader. He is a graduate of Holy Cross College, a former Peace Corps Volunteer in Western Samoa and a graduate of the Wharton School at the University of Pennsylvania with an MBA in Finance. We believe Mr. Dean is uniquely qualified to serve on our Board of Directors due to his 35-year history as a respected financial services executive.

Bradley R. Strock has been a member of our Board of Directors since January 2018 and is a member of our Compensation Committee and our Nominating and Cororate Governance Committee. Mr. Strock served as Chief Information Officer at PayPal from 2014 to 2018 and from 2011 to 2014 he served as PayPal’s VP of Global Operations Technology. Prior to joining PayPal in 2011, Mr. Strock held several senior executive roles at Bank of America and at JP Morgan Chase. Mr. Strock also serves on the board of Hiigna, Inc., a non-profit organization providing micro-finance loans in Africa. He received his MSM (MBA) from the Krannert School of Management at Purdue University, along with a BS in Mechanical Engineering from Purdue. We believe Mr. Strock is uniquely qualified to serve on our Board of Directors because of his experience in transformative technology and advanced analytics as a senior executive.

Class III - Directors with Terms Expiring in 2020

Stephen J. Shaper has been a member of our Board of Directors since May 2014 and is the Chairperson of the Audit Committee and a member of the Risk Committee. Mr. Shaper has been the Chief Executive Officer of Middlemarch Capital Corporation, a consulting organization for the payments industry encompassing credit and debit transactions, internet payments, checks and loans, since 2010. Mr. Shaper previously served as Executive Vice President, Sales for PreCash Corporation from 2007 to 2010 and before that was the Chairman of Optimal Payments PLC (London: OPAY). He also served as President of Sales and Marketing for First Data Corporation and as Chief Executive Officer of TeleCheck Services, Inc., or “TeleCheck.” Prior to TeleCheck, Mr. Shaper owned or was a partner in more than thirty manufacturing, importing and distribution companies. He is currently a board member of Mickie Services Company. Mr. Shaper received a BA degree in Mechanical Engineering from Rice University and an MBA from Harvard Business School and served in the US Army Corps of Engineers. He was a member of Young Presidents’ Organization and is currently an active member of YPO Gold. We believe Mr. Shaper is uniquely qualified to serve on our Board of Directors from having been involved in the payments industry continuously since 1977 as an investor, board member and executive.

Saundra D. Schrock has been a member of our Board of Directors since May 2016 and is the Chairperson of our Compensation Committee and a member of our Risk Committee. Ms. Schrock currently serves as the Chief Executive Officer and founder of Mindful Planet, LLC, a mobile learning company that focuses on leadership content development for individuals and companies. Ms. Schrock brings to Elevate more than 35 years of experience in consumer financial services. Prior to her current position, from 2014 to 2016, she was a Managing Partner at Equanimity Leadership Solutions, LLC, a consulting firm that trains leaders on effective management communications strategies, and from 2011 to 2014, she worked as an executive coaching consultant. Before that, she spent over twenty years at JPMorgan Chase where she successfully managed over 3,000 bank branches and 30,000 employees, as well as their Consumer Lending Division. Ms. Schrock is also the Treasurer of St. Joseph’s Hospital Foundation Board. She earned a BA in Psychology from Memphis State University (now the University of Memphis), an MBA from Arizona State University where she serves as an Executive in Residence, and she is a PhD candidate at Grand Canyon University. We believe that she is qualified to serve on our Board of Directors because she brings a wealth of expertise in banking and consumer lending.

Tyler Head has been a member of our Board of Directors since July 2014 and is Chairperson of the Nominating and Corporate Governance Committee. He is the President and founder of Corbett Capital, LLC, a closely held investment company focusing on growth capital investments in early-stage and lower middle market companies. Prior to founding Corbett Capital, LLC, in 2011, Mr. Head served as an officer and F/A-18 pilot in the US Marine Corps from 1998 through 2009, attaining the rank of Major prior to transitioning to the private sector. He is a founding member of Cowtown Angels, an Angel Investor group in Fort Worth, Texas and serves on the group’s steering council. Mr. Head serves on the board of directors of Little Passports, Inc., and served on the board of directors of TFI until August 21, 2015. He also serves on the board of directors of TECH Fort Worth, a business incubator and accelerator. Mr. Head has a BS in Political Science with a minor in Spanish from the US Naval Academy and an MBA from the Tuck School of Business at Dartmouth College. We believe Mr. Head is qualified to serve on our Board of Directors because of his experience funding and advising early stage growth companies, his experience in corporate governance, and his extensive organizational and leadership experience in the Marine Corps.

CORPORATE GOVERNANCE

Board Composition and Director Independence

Our business and affairs are managed under the direction of the Board. The number of directors may be fixed by the Board, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Our Board is divided into three classes, as follows:

•	Class I, which consists of Kenneth E. Rees, Stephen B. Galasso and Robert L. Johnson, whose terms will expire at the annual meeting of stockholders to be held in 2021;

•	Class II, which consists of John C. Dean and Bradley R. Strock, whose terms will expire at the Annual Meeting; and

•	Class III, which consists of Stephen J. Shaper, Saundra Schrock and Tyler Head, whose terms will expire at the annual meeting of stockholders to be held in 2020.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our voting stock. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. We are currently in the process of looking to fill the Board vacancy and hope to fill the opening in 2019.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliates, our Board determined that John C. Dean, Stephen B. Galasso, Saundra D. Schrock, Tyler Head, Robert L. Johnson, Stephen J. Shaper and Bradley R. Strock do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in “Certain relationships and related party transactions.”

Board of Directors Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be separate or combined, and our Board has flexibility to decide whether it is in the best interests of Elevate, at any given point in time, for the roles of the Chief Executive Officer and Chairman to be separate or combined. Currently, the roles are combined, with Mr. Rees serving as Chairman and Chief Executive Officer. We believe that we are well-served by a flexible leadership structure. Our Nominating and Corporate Governance Committee will continue to consider whether the positions of Chairman and Chief Executive Officer should be separate or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that whenever our Chairman is also our Chief Executive Officer, the Board will designate an independent, non-employee director as Lead Director whose duties will include chairing executive sessions of non-management and independent directors, serving as the principal liaison between the Chairman and the independent directors, and ensuring that he or she is available for consultation and direct communication with stockholders or other interested parties, if requested. The Lead Director has the authority to call meetings of the independent directors. Our directors have elected John C. Dean to serve as our Lead Director. In 2018, our previous Lead Director, John C. Rosenberg, retired from our Board and Board committees effective May 31, 2018.

The composition of each of the committees of our Board is as follows:

Chairperson Member
Name	Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee	Risk Committee
John C. Dean
Stephen B. Galasso
Tyler Head
Robert L. Johnson
Saundra D. Schrock
Stephen J. Shaper
Bradley R. Strock

Board Meetings, Attendance and Committees

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Members will serve on these committees until their resignation or until otherwise determined by our Board.

During the year ending December 31, 2018, our Board met five times, the Audit Committee met eleven times, the Compensation Committee met five times, the Nominating and Corporate Governance Committee met three times and the Risk Committee met four times. All directors attended at least 75% of the meetings of the Board and meetings of the board committees on which they served.

It is our policy that our directors attend annual meetings of stockholders, however due to technical issues, our directors were unable to call into the 2018 annual meeting of stockholders and only one director attended such annual meeting in person.

Audit Committee

Our Audit Committee, established in May 2014, comprises John C. Dean, Stephen B. Galasso and Stephen J. Shaper. Mr. Shaper serves as our Audit Committee Chairperson. Messrs. Dean, Galasso and Shaper meet the requirements for independence of Audit Committee members under current NYSE listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board has determined that Messrs. Dean and Galasso are Audit Committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The responsibilities of our Audit Committee include, among other things:

•	appointing, as well as reviewing and approving the compensation, retention and termination of, the independent registered public accounting firm engaged to audit our financial statements;

•	helping to ensure the independence of and overseeing the performance of the independent registered public accounting firm;

•	reviewing and pre-approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the Audit Committee report that the SEC requires be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls over financial reporting;

•	assisting the Board in overseeing our internal audit function;

•	reviewing and overseeing related party transactions; and

•

establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, or federal and state rules and regulations, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Audit Committee charter is available on our website at www.elevate.com.

Compensation Committee

Our Compensation Committee, established in May 2014, comprises John C. Dean, Saundra D. Schrock and Bradley R. Strock. Ms. Schrock serves as our Compensation Committee Chairperson. The composition of our Compensation Committee meets the requirements for independence under current listing standards of the NYSE and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, or the “Code.” The purpose of our Compensation Committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers and employees. The Compensation Committee may form subcommittees, provided that any such subcommittees be composed entirely of independent directors and have a charter and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate except to the extent any power or authority is required by law, regulation or NYSE rules to be exercised by the Compensation Committee as a whole. The responsibilities of our Compensation Committee include, among other things:

•	overseeing our overall compensation philosophy, compensation policies, compensation plans and benefit programs;

•

reviewing and approving for our executive officers: the annual base salary, annual incentive compensation (including the specific goals and amounts), equity compensation, employment agreements, severance or termination agreements, change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and making recommendations to our Board with respect to employee compensation and benefit plans;

•	administering our equity compensation plans;

•	reviewing and making recommendations to our Board regarding director compensation; and

•	reviewing and making recommendations to our Board regarding management succession planning for our executive officers.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Compensation Committee charter is available on our website at www.elevate.com.

Role of the Executive Officers in Compensation Decisions

The Chief Executive Officer provides input and recommendations to the Compensation Committee regarding compensation decisions for his direct reports, including the other named executive officers and executive officers. These recommendations are made within the framework of the compensation programs approved by the Compensation Committee and based on market data provided by the Compensation Committee’s independent consultant. The input relates to base salary, short- and long-term incentive opportunities and payments, performance objectives, and performance assessments. The Chief Executive Officer makes recommendations based on each individual officer’s performance, performance of each officer’s respective product or function and employee retention considerations. The Committee reviews and considers the Chief Executive Officer’s recommendations when determining any compensation changes affecting our officers or executives. The Chief Executive Officer does not play any role with respect to determining his own compensation.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. In fiscal 2017, the Compensation Committee directly engaged Pay Governance, LLC, or Pay Governance, as its independent compensation consultant. Pay Governance provided the Compensation Committee with the objective information and expertise necessary to help them make informed decisions that are in the best long-term interests of our business and stockholders and to keep the Compensation Committee informed as to compensation trends and regulatory developments affecting public companies in general and the technology industry in particular. Specifically, during 2018, the Compensation Committee requested, and Pay Governance provided, the following types of services:

•	Competitive data and benchmarking analytics for all components of pay for executive officers (including the Chief Executive Officer);

•	Equity dilution and burn rate analyses relative to peers;

•	Compensation program analysis, redesign considerations, and recommendations;

•	Tax, accounting, regulatory, and other compensation-related education; and

•	Support evaluating alternatives to enhance ongoing retention.

A Pay Governance partner attends most Compensation Committee meetings and may attend executive sessions at the request of the Compensation Committee. Representatives from Pay Governance also collaborate with our management team for purposes of meeting planning, program design and analysis and other logistics.

For fiscal 2018, as required by the NYSE listing standards and pursuant to the Compensation Committee’s charter, the Compensation Committee considered various independence factors and potential conflicts of interest with respect to Pay Governance and determined that there is no conflict of interest raised by the work performed by Pay Governance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, established in June 2015, comprises Tyler Head, Robert L. Johnson and Bradley R. Strock. Mr. Head serves as our Nominating and Corporate Governance Committee Chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

•	identifying, evaluating and selecting, and recommending to our Board for approval, nominees for election to our Board and its committees;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance framework;

•	developing and making recommendations to our Board regarding our corporate governance guidelines; and

•	evaluating the performance of our Board and of individual directors.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee charter is available on our website at www.elevate.com.

Risk Committee

Our Risk Committee, established in January 2016, comprises Stephen B. Galasso, Saundra D. Schrock and Stephen J. Shaper. Mr. Galasso serves as our Risk Committee Chairperson. The responsibilities of our Risk Committee include, among other things:

•	overseeing our enterprise risk management framework and reviewing our policies and practices on risk assessment and enterprise risk management;

•	overseeing our policies and procedures regarding compliance with applicable laws and regulations;

•	reviewing our implementation of enterprise risk management policies and procedures to assess their effectiveness;

•	reviewing our risk appetite and risk tolerance, methods of risk measurement, risk limits, and the guidelines for monitoring and mitigating such risks;

•	reviewing with management the categories of risk we face, including risk concentrations and risk interrelationships, likelihood of occurrence, and potential impact;

•	evaluating reports regarding our risks, our enterprise risk management function, and the results of enterprise risk management reviews and assessments; and

•

reviewing and discussing with management our risks, our management function and its effectiveness, and coordinating with management subcommittees regarding oversight of certain categories of risk determined by the risk committee.

Additionally, Mr. Shaper’s and Mr. Galasso’s duties as Risk Committee members include conducting on-site meetings with management for four days each quarter.

Our Risk Committee operates under a written charter, which is available on our website at www.elevate.com.

Board Oversight of Risk Management

Our full Board oversees our risk management process. Our Board oversees a Company-wide approach to enterprise risk management, carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risks in certain specified areas. Our Risk Committee reviews our business strategy and management’s assessment of the related risk and discusses with management our appropriate level of risk. Our Compensation Committee oversees risks associated with incentive compensation to ensure proper alignment of incentive compensation with both our strategic objectives and risk appetite. Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the consolidated financial statements, internal control over financial reporting and the independence of our independent registered public accounting firm. Our

Board, through our Audit Committee, receives periodic internal controls and related assessments from our finance department. In fulfilling its oversight responsibility with respect to compliance matters, our Board, through our Audit Committee, meets at least quarterly with our finance department, independent registered public accounting firm and internal or external legal counsel to discuss risks related to our financial reporting function.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past fiscal year been one of our officers or employees. None of our executive officers currently serves or in the past fiscal year has served as a member of the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee, except as follows: Christopher Lutes, the Chief Financial Officer of the Company, currently serves as a director of another entity, one of whose executive officers is John C. Dean, who serves on the Compensation Committee.

Code of Business Conduct and Ethics Policy

We have adopted a Code of Business Conduct and Ethics Policy that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and other executive and senior financial officers. The Code of Business Conduct and Ethics Policy is available on our website at www.elevate.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board has developed and adopted a set of corporate governance principles to provide the framework for the governance of Elevate and to assist our Board in the exercise of its responsibilities. These guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term. These guidelines provide a framework for the conduct of the Board’s business.

The Corporate Governance Guidelines are available on our website at www.elevate.com.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information.” In evaluating director candidates, the Nominating and Corporate Governance Committee will consider the membership criteria set forth under “Director Qualifications.”

Director Qualifications

Our Director Qualification and Board Diversity Guidelines contain membership criteria that apply to nominees for a position on our board of directors. When deciding on nominations for members of the Board, the Nominating and Corporate Governance Committee takes into account overall Board composition and works with the Board to determine the appropriate characteristics, skills, and experiences that will ensure continued effectiveness of the Board as a whole, as well as its individual members. Primary objectives in this regard include (1) expanding the Board’s collective knowledge and expertise, (2) enhancing the Board’s ability to comprehend the Company’s business and corporate strategy, and (3) recommending a mix of directors that can best perpetuate the success of the Company’s business and represent stockholder interests.

Potential candidates will be viewed as contributing different pieces to the team that comprises an overall effective Board. Emphasis will be placed on candidates with (i) relevant business and industry experience to provide a useful perspective on significant risks and competitive advantages, and (ii) a robust understanding of the challenges the Company faces. Candidates will also be graded in light of (i) how they contribute to the mix of directors with diverse backgrounds, experience, knowledge, information and skills that the Board desires, and (ii) the potential needs of the Board’s standing committees, including the types and functions of the committees and the qualifications for membership on each committee.

To assist the Nominating and Corporate Governance Committee with identifying potential candidates, the following four categories of criteria are used to appropriately measure each individual’s qualifications:

•

the nominee’s compliance with certain legal, regulatory or other requirements, such as Board and Board committee independence requirements, Audit Committee financial literacy and expertise requirements, and the restriction of serving on the board of more than five public companies;

•

business and industry experience, including (1) an understanding of the Company’s business; and (2) knowledge and experience with respect to: the industry in which the Company participates; strategy, business model and competition; accounting, finance and audit; technical expertise and information technology; and risk management and crisis response;

•

public company experience, including: a general understanding of the needs of a publicly traded company; service on other public company boards of directors; and knowledge and experience with respect to executive compensation and management succession, stockholder relations, investor, analyst, and media relations, and global markets; and

•

personal attributes, including: personal characteristics of integrity, accountability and mature confidence; an attitude of leadership, constructive skepticism, informed judgment and high performance standards; personal and professional accomplishments and accolades; educational background; geographical and economic background; and gender, age, race and ethnicity.

The criteria above will also be used to evaluate each incumbent director to determine whether he or she should be nominated to stand for re-election, in addition to the following factors:

•	if the Company’s needs for the director’s particular experience and background have changed;

•	the director’s performance and contributions to the Board during his or her current term;

•	the director’s in-person attendance record for Board and committee meetings; and

•	if the director’s age, health or competing time pressures warrant the decision not to re-nominate him or her.

Board Diversity Approach

The Nominating and Corporate Governance Committee is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee will consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board.

The Nominating and Corporate Governance Committee believes promotion of diversity is best served through careful consideration of all of the knowledge, experience, skills and backgrounds of each individual candidate for director in light of the needs of the Board. Additional considerations may include national origin, gender, race, functional background and the diversity of the perspectives that the candidate would bring to the Board without focusing on a single diversity characteristic and accordingly, has not adopted any specific targets regarding Board diversity. The Board’s objective is to recommend a group that can best ensure the continuing success of our business and represent stockholder interests using its diversity of experience and perspectives.

Communications with Directors

Stockholders and other interested parties wishing to communicate directly with our Lead Director, Board or individual directors may do so by writing to the Lead Director, Board or such individual c/o the Corporate Secretary, Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109. The Secretary will forward such communications to the Board or individual at or prior to the next meeting of the Board. The Secretary will not forward any communication determined in good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee of our Board’s appointment of Grant Thornton LLP (“Grant Thornton”), as our independent registered public accounting firm for fiscal 2019. Grant Thornton served as our independent registered public accounting firm in fiscal 2018.

SEC and NYSE regulations require our Audit Committee to engage, retain, and supervise our independent registered public accounting firm. Our Audit Committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required, we are submitting our selection of Grant Thornton as our independent registered public accounting firm as a matter of good corporate governance.

We expect that representatives of Grant Thornton will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee charter, the Audit Committee is responsible for the oversight of our accounting, reporting and financial practices. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain and evaluate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. The Audit Committee has pre-approved all audit and permitted non-audit services provided by Grant Thornton.

Independent Registered Public Accounting Firm Fees and Services

The following sets forth fees billed by Grant Thornton, for the annual audit of our consolidated financial statements (and the financial statements of certain subsidiaries and variable interest entities not owned by the Company) and other services rendered:

	Fiscal year ended December 31,
	2018	2017
Audit Fees (1)	$932,084	$752,235
Tax Fees (2)	—	—
Audit-Related Fees (3)	—	154,656

Total	$932,084	$906,891

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC. Also includes fees associated with a variable interest entity which is not owned by the Company.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.
(3)	Includes all fees and costs associated with services provided by Grant Thornton in connection with our IPO in April 2017.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2019.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of March 27, 2019.

Name	Age	Position(s)
Kenneth E. Rees	56	Chief Executive Officer and Chairman
Jason Harvison	42	Chief Operating Officer
Christopher Lutes	51	Chief Financial Officer
David Peterson	37	Chief Credit Officer
Scott Greever	50	Managing Director, UK

Kenneth E. Rees has served as our Chief Executive Officer and Chairman of our Board since 2014. He joined Think Finance, Inc., or “TFI,” our predecessor company, as President in 2004, and held the position of Chief Executive Officer from his appointment in November 2004 until April 30, 2014, the day before our spin-off from TFI. Mr. Rees served on TFI’s board of directors as its Chairman from 2014 through May 15, 2015. Prior to joining TFI, from 2001 to 2004, Mr. Rees was the founder, Chief Executive Officer and Chairman of CashWorks, Inc., a provider of non-bank financial services that was purchased by GE Money in 2004. He holds a BA in Mathematics from Reed College and an MBA in Finance and Statistics from the University of Chicago. Mr. Rees was named the E&Y Entrepreneur of the Year for the Southwest Area North region in 2012. We believe Mr. Rees is qualified to serve as Chairman of the Board because of his over 20 years of experience, including over 15 years leading technology-enabled financial services companies including Elevate, TFI, and CashWorks.

Jason Harvison has served as our Chief Operating Officer since 2014. He was a member of our Board of Directors from 2014 to January 2018 and was a member of our Risk Committee through July 2016. Mr. Harvison served as our Chief Financial Officer from May 2014 to December 2014, as well as Chief Product Officer from May 2014 to October 2014. He served on the board of directors of TFI from 2003, and stepped down from the board as of August 21, 2015. Mr. Harvison joined TFI as Senior Vice President in 2003, and in 2011, he was promoted to Executive Vice President. In 2013, he was further promoted to Chief Product Officer of TFI, which position he held until 2014. Prior to joining TFI, Mr. Harvison served as Assistant Vice President at Guaranty Bank. He has a BBA in Finance from Texas A&M University.

Christopher Lutes has served as our Chief Financial Officer since January 2015, and served as the Chief Financial Officer of TFI from 2007 to 2014. Prior to joining TFI, Mr. Lutes was the Chief Financial Officer for Silicon Valley Bank from 1998 to 2001, as well as several other companies. Mr. Lutes began his career in public accounting with Coopers & Lybrand. Mr. Lutes also serves on the board of Central Pacific Financial Corp. (NYSE: CPF) and its subsidiary, Central Pacific Bank beginning in March of 2018. He has a BS in Accounting from Arizona State University and is a Certified Public Accountant in the State of Arizona.

David Peterson has served as our Chief Credit Officer since November 2018 and prior to that served as our Senior Vice President of Risk Management from May 2014 to November 2018. Prior to that, Mr. Peterson was the Director of Risk Management at TFI from January 2010 to April 2014. Mr. Peterson has also held various leadership roles at Americredit Financial and Washington Mutual. Mr. Peterson has participated in numerous leadership and executive programs including the Harvard Business School Executive Education program. Mr. Peterson graduated from Texas Christian University with a BBA in Finance in 2004 and with a MBA from the M.J. Neeley School of Business in 2009.

Scott Greever has served as Managing Director of our UK business unit since February 2016, and served as the Chief Information Officer of the UK business from 2015 to 2016. Mr. Greever held multiple roles with TFI from 2009 to 2014 including Chief Information Officer—UK, interim Chief Information Officer and Vice President of Application Development in the United States. Prior to joining TFI, Mr. Greever was the Vice President of North America IT for Brink’s Inc. from 2003 to 2009. Mr. Greever began his career as an internal consultant with NCNB (a predecessor of Bank of America). He holds a BS in Marketing from Texas Tech University.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act. For fiscal 2018, our named executive officers under such rules are:

•	Kenneth E. Rees, our Chief Executive Officer and Chairman;

•	Jason Harvison, our Chief Operating Officer; and

•	Christopher Lutes, our Chief Financial Officer.

This section describes the compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table

The following table sets forth information concerning the compensation awarded or paid to our named executive officers for fiscal 2017 and 2018.

Name and Principal Position	Year	Salary(3)	Bonus(4)		Stock Awards(5)	Option Awards(6)	All Other Compensation(7)	Total
Kenneth E. Rees (1)	2017	$600,000	$516,667	(8)	$4,196,998	$—	$23,870	$5,337,535
Chief Executive Officer and Chairman	2018	623,077	543,333	(11)	2,447,000	—	27,885	3,641,295

Jason Harvison (2)	2017	400,000	290,667	(9)	2,099,995	—	34,300	2,824,962
Chief Operating Officer	2018	418,461	351,102	(12)	1,100,000	—	43,259	1,912,822

Christopher Lutes	2017	400,000	300,667	(10)	2,099,995	320,464	35,310	3,156,436
Chief Financial Officer	2018	418,461	336,102	(13)	1,100,000	—	32,796	1,887,359

(1)	In fiscal 2017 and 2018, Mr. Rees also served as a director of our Company but did not receive any compensation for such services.
(2)	In fiscal 2017 and in January 2018, Mr. Harvison also served as a director of our Company but did not receive any compensation for such services. Mr. Harvison resigned from our Board in January 2018.
(3)	The annual base salaries for the named executive officers are determined based on 26 bi-weekly periods.
(4)

Amounts reported in the “bonus” column represent (i) cash incentive payments made in fiscal 2017 and 2018 under the Elevate Bonus Plan as established by the Board for fiscal 2016, 2017 and 2018, or the “2016 Bonus Plan”, “2017 Bonus Plan” and “2018 Bonus Plan,” respectively, and (ii) cash bonus awards made at the discretion of our Board for fiscal 2017 and 2018.

(5)

The amounts reported in the “stock awards” column represent the grant date fair value of restricted stock units granted to each named executive officer during fiscal 2017 and 2018. The grant date fair value for fiscal 2017, calculated in accordance with FASB ASC Topic 718, is based on a fair value assumption of (i) $7.48 per common share on the grant date and (ii) 561,096, 280,748 and 280,748 restricted stock units granted to Mr. Rees, Mr. Harvison, and Mr. Lutes, respectively. These restricted stock units vest as to 25% of the underlying units on each anniversary of the vesting commencement date, May 19, 2017. At the time the restricted stock units vest, our named executive officers will become entitled to receive one share of our common stock for each restricted stock unit vesting on that date. The grant date fair value for fiscal 2018, calculated in accordance with FASB ASC Topic 718, is based on a fair value assumption of (i) $8.42 per common share on the grant date and (ii) 290,617, 130,641 and 130,641 restricted stock units granted to Mr. Rees, Mr. Harvison, and Mr. Lutes, respectively. These restricted stock units vest as to 25% of the underlying units on each anniversary of the vesting commencement date, May 18, 2018. At the time the restricted stock units vest, our named executive officers will become entitled to receive one share of our common stock for each restricted stock unit vesting on that date. Restricted stock units carry no dividend or voting rights. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the named executive officers when the units vest and are paid out as common shares of the Company.
(6)

The amounts reported in the “option awards” column represent the grant date fair value of the stock options granted to the named executive officers during fiscal 2017, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the “option awards” column are set forth in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the options. 100% of the shares subject to this option granted to Mr. Lutes vested upon our initial public offering.

(7)

The amounts reported in the “all other compensation” column represent Company matching contributions to our 401(k) plan, premiums for Company-paid group term life insurance, and Company-paid premiums for medical, dental and vision insurance. All of these programs are offered to our eligible employees who work in the United States. For Mr. Rees, this amount comprises (a) $10,800 and $13,750 in 401(k) matching contributions for fiscal 2017 and 2018, respectively, and (b) $13,070 and $14,135 for health, life, and disability insurance premiums for fiscal 2017 and 2018, respectively. For Mr. Harvison, this amount comprises (a) $10,800 and $13,750 in 401(k) matching contributions for fiscal 2017 and 2018, respectively, and (b) $23,500 and $24,812 in health, life, and disability insurance premiums for fiscal 2017 and 2018, respectively and (c) $4,697 in gross-up taxes for his years of service award in 2018. For Mr. Lutes, this amount comprises (a) $10,800 and $13,750 in 401(k) matching contributions for fiscal 2017 and 2018, respectively, (b) $17,556 and $19,046 in health and life insurance premiums for fiscal 2017 and 2018, respectively, and (c) $6,954 in gross-up taxes for his years of service award in 2017.

(8)

During fiscal 2017, Mr. Rees received a discretionary cash bonus in the amount of $516,667. This discretionary bonus was made to Mr. Rees at the discretion of the Board based on his individual performance and leadership contributions in preparing the Company for its initial public offering.

(9)

During fiscal 2017, Mr. Harvison received cash bonus payments under both the 2016 Bonus Plan and the 2017 Bonus Plan for performance in (i) the third and fourth fiscal quarters of 2016 and (ii) the first and second fiscal quarters of 2017. The total amount of these payments was $144,000. Mr. Harvison’s bonus target under these plans was calculated as 80% of his base salary. The actual amounts of Mr. Harvison’s bonus payments were determined by our Board, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Harvison’s bonus amounts. Mr. Harvison also received a discretionary cash bonus during fiscal 2017 in the amount of $146,667. This discretionary bonus was made to Mr. Harvison at the discretion of the Board based on his individual performance and leadership contributions in preparing the Company for its initial public offering.

(10)

During fiscal 2017, Mr. Lutes received cash bonus payments under both the 2016 Bonus Plan and the 2017 Bonus Plan for performance in (i) the third and fourth fiscal quarters of 2016 and (ii) the first and second fiscal quarters of 2017. The total amount of these payments was $144,000. Mr. Lutes’ bonus target under these plans was calculated as 80% of his base salary. The actual amounts of Mr. Lutes’ bonus payments were determined by our Board, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Lutes’ bonus amounts. Mr. Lutes also received a discretionary cash bonus during fiscal 2017 in the amount of $146,667. This discretionary bonus was made to Mr. Lutes at the discretion of the Board based on his individual performance and leadership contributions in preparing the Company for its initial public offering. Mr. Lutes also received $10,000, in fiscal 2017, as a years of service award. With respect to such award, we reward all employees for 5, 10, 15 and 20 years of continuous service to us, including prior service to TFI. To earn an award, an employee must be employed with us on the payment date. The amount of the award is determined by multiplying the relevant number of years of service by $1,000. All employees who receive an award also receive a gross-up payment for taxes associated with the award.

(11)

During fiscal 2018, Mr. Rees received a cash bonus payment under the 2017 Bonus Plan for performance in fiscal year 2017. The total amount of this payment was $510,000. Mr. Rees’ bonus target under this plan was calculated as 100% of his base salary. The actual amount of Mr. Rees’ bonus payment was determined by our Board, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Rees’ bonus amount. Mr. Rees also received a discretionary cash bonus during fiscal 2018 in the amount of $33,333. This discretionary bonus was made to Mr. Rees at the discretion of the Board based on his individual performance and leadership.
(12)

During fiscal 2018, Mr. Harvison received cash bonus payments under both the 2017 Bonus Plan and the 2018 Bonus Plan for performance in (i) the third and fourth fiscal quarters of 2017 and (ii) the first and second fiscal quarters of 2018. The total amount of these payments was $302,769. Mr. Harvison’s bonus target under these plans was calculated as 80% of his base salary. The actual amounts of Mr. Harvison’s bonus payments were determined by our Board, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Harvison’s bonus amounts. Mr. Harvison also received a discretionary cash bonus during fiscal 2018 in the amount of $33,333. This discretionary bonus was made to Mr. Harvison at the discretion of the Board based on his individual performance and leadership. Mr. Harvison also received $15,000, in fiscal 2018, as a years of service award. With respect to such award, we reward all employees for 5, 10, 15 and 20 years of continuous service to us, including prior service to TFI. To earn an award, an employee must be employed with us on the payment date. The amount of the award is determined by multiplying the relevant number of years of service by $1,000. All employees who receive an award also receive a gross-up payment for taxes associated with the award.

(13)

During fiscal 2018, Mr. Lutes received cash bonus payments under both the 2017 Bonus Plan and the 2018 Bonus Plan for performance in (i) the third and fourth fiscal quarters of 2017 and (ii) the first and second fiscal quarters of 2018. The total amount of these payments was $302,769. Mr. Lutes’ bonus target under these plans was calculated as 80% of his base salary. The actual amounts of Mr. Lutes’ bonus payments were determined by our Board, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Lutes’ bonus amounts. Mr. Lutes also received a discretionary cash bonus during fiscal 2018 in the amount of $33,333. This discretionary bonus was made to Mr. Lutes at the discretion of the Board based on his individual performance and leadership.

Narrative to summary compensation table

Base salaries

Each of our named executive officers is paid a base salary reflecting his skill set, experience, role and responsibilities. The base salary of each of our named executive officers is set forth in his employment agreement as described below under “—Agreements with our named executive officers”.

Performance bonuses

Our bonus plan generally rewards eligible employees based on our performance during six-month performance periods. Bonus payments are based on individual targets, measured as a percentage of eligible earnings, adjusted by a performance modifier that is determined by our Board. Bonus payments are contingent on employment through the date of payment.

Agreements with our named executive officers

Each of our named executive officers has entered into an amended Employment, Confidentiality and Non-Compete Agreement with us, the terms of which are reflected below.

Kenneth E. Rees

Mr. Rees is party to an Employment, Confidentiality and Non-Compete Agreement, as amended, with us, or the “Rees Agreement,” which provides for an annual base salary of $630,000, a discretionary bonus of 100% of his annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Rees Agreement provides that if Mr. Rees’ employment with us is terminated by us without cause outside of a Change in Control Period (as defined below), he will receive, subject to his execution and non-revocation of a release of claims, (i) continued payment of base salary for 24 months and (ii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 24 months, regardless of whether he elects COBRA coverage. If Mr. Rees’ employment with us is terminated by us without cause or by him for Good Reason (as defined below) either 3 months prior to or within 24 months following a change in control of us (such period, a “Change in Control Period”), the Rees Agreement provides that Mr. Rees will receive, subject to his execution and non-revocation of a release of claims, (i) the severance payments described above, (ii) a lump sum bonus equal to 100% of his target annual incentive and (iii) accelerated vesting of the unvested portion of all equity awards held by him. In the event that any of the payments or benefits under the Rees Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after tax basis to Mr. Rees.

A “Good Reason” resignation is defined as occurring if there is (i) a material reduction in the officer’s base salary or cash incentive bonus opportunity; (ii) a material reduction in the officer’s duties, responsibilities or authority; (iii) a requirement to relocate, except for office relocations that would not increase the officer’s one-way commuting distance by more than thirty-five (35) miles; or (iv) a material violation by the Company of a material term of any agreement between the officer and the Company.

Jason Harvison

Mr. Harvison is party to an Employment, Confidentiality and Non-Compete Agreement, as amended, with us, or the “Harvison Agreement,” which provides for an annual base salary of $420,000, a discretionary bonus of 80% of his annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Harvison Agreement provides that if Mr. Harvison’s employment with us is terminated by us without cause outside of a Change in Control Period, he will receive, subject to his execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months and (ii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 12 months, regardless of whether he elects COBRA coverage. If Mr. Harvison’s employment with us is terminated by us without cause or by him for Good Reason during a Change in Control Period, the Harvison Agreement provides that Mr. Harvison will receive, subject to his execution and non-revocation of a release of claims, (i) the severance payments described above, (ii) a lump sum bonus equal to 50% of his target annual incentive and (iii) accelerated vesting of the unvested portion of all equity awards held by him. In the event that any of the payments or benefits under the Harvison Agreement or otherwise would become subject to the Excise Tax, such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after-tax basis to Mr. Harvison.

Christopher Lutes

Mr. Lutes is party to an Employment, Confidentiality and Non-Compete Agreement, as amended, with us, or the “Lutes Agreement,” which provides for an annual base salary of $420,000, a discretionary bonus of 80% of his annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Lutes Agreement provides that if Mr. Lutes’ employment with us is terminated by us without cause outside of a Change in Control Period, he will receive, subject to his execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months and (ii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 12 months, regardless of whether he elects COBRA coverage. If Mr. Lutes’ employment with us is terminated by us without cause or by him for Good Reason during a Change in Control Period, the Lutes Agreement provides that Mr. Lutes will receive, subject to his execution and non-revocation of a release of claims, (i) the severance payments described above, (ii) a lump sum bonus equal to 50% of his target annual incentive and (iii) accelerated vesting of the unvested portion of all equity awards held by him. In the event that any of the payments or benefits under the Lutes Agreement or otherwise would become subject to the Excise Tax, such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after-tax basis to Mr. Lutes.

Employee benefits and perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare employee benefit plans, including our medical, dental, vision, group life, employee stock purchase plan (for our US employees only) and accidental death and dismemberment plans, and short-term and long-term disability insurance plans. Our named executive officers participate in these plans on the same basis as other eligible employees. The value of these benefits is included above in the “All Other Compensation” column of the summary compensation table. Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits. We do not maintain any nonqualified deferred compensation plans.

Retirement Plans

We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the month following the date they meet our 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants. In 2018, we made a safe harbor matching contribution equal to 100% of the first 5% of an eligible employee’s eligible compensation, and the eligible employee is 100% vested in such contribution when made.

Potential Payments upon Termination or Change in Control

As described above, if a named executive officer’s employment with us is terminated by us without cause, or by him for Good Reason, during a Change in Control Period, he will receive, subject to his execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months (24 months for Mr. Rees), (ii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 12 months (24 months for Mr. Rees), regardless of whether he elects COBRA coverage, (iii) a lump sum bonus equal to 50% of his target annual incentive (100% for Mr. Rees) and (iv) accelerated vesting of the unvested portion of all equity awards held by him. In the event that any of the payments or benefits under a named executive officer’s employment agreement, as amended, or otherwise would become subject to the Excise Tax, such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after tax basis to the named executive officer.

Outstanding Equity Awards at 2018 Fiscal Year-end

The following table presents certain information concerning equity awards held by our named executive officers at the end of the fiscal year ended December 31, 2018. Options granted to a named executive officer prior to our spin-off from TFI were granted by TFI during, and in connection with, the named executive officer’s employment with TFI. Such options were converted to options covering our common stock in connection with our separation from TFI on May 1, 2014, and have a grant date of May 1, 2014.

	Option awards(1)					Stock awards
Name	Grant date	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Option exercise price	Option expiration date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Kenneth E. Rees	5/1/2014(2)	250,000	—	$2.13	2/17/2021	—	—
	11/21/2014(2)	290,945	—	5.15	11/20/2024	—	—
	6/19/2015(3)	54,690	7,810	6.31	6/18/2025	—	—
	6/19/2015(2)	199,067	—	6.31	6/18/2025	—	—
	9/22/2016(6)	—	—	—	N/A	67,972	$304,515
	5/19/2017(7)	—	—	—	N/A	420,822	1,885,283
	5/18/2018(7)	—	—	—	N/A	290,617	1,301,964

Jason Harvison	5/1/2014(2)	12,500	—	2.13	1/14/2020	—	—
	5/1/2014(2)	125,000	—	2.13	2/17/2021	—	—
	12/12/2014(4)	25,000	—	5.15	12/11/2024	—	—
	2/20/2015(2)	70,187	—	5.59	2/19/2025	—	—
	6/19/2015(3)	32,814	4,686	6.31	6/18/2025	—	—
	6/19/2015(2)	68,172	—	6.31	6/18/2025	—	—
	9/22/2016(6)	—	—	—	N/A	30,554	136,882
	5/19/2017(7)	—	—	—	N/A	210,561	943,313
	5/18/2018(7)	—	—	—	N/A	130,641	585,271

Christopher Lutes
	5/1/2014(2)	50,000	—	2.13	1/14/2020	—	—
	5/1/2014(2)	125,000	—	2.13	2/17/2021	—	—
	6/19/2015(3)	27,344	3,906	6.31	6/18/2025	—	—
	9/22/2016(6)	—	—	—	N/A	30,554	136,882
	1/26/2017(2)	111,177	—	8.08	1/25/2027	—	—
	5/19/2017(7)	—	—	—	N/A	210,561	943,313
	5/18/2018(7)	—	—	—	N/A	130,641	585,271

(1)

Options granted to a named executive officer prior to the spin-off were granted by TFI during, and in connection with, the named executive officer’s employment with TFI, and were converted to options covering our common stock in connection with our separation from TFI on May 1, 2014.

(2)	100% of the shares subject to the option were vested as of December 31, 2018.
(3)	25% of the shares subject to the option vested on June 19, 2016, and 1/48 of the shares subject to the option vest monthly thereafter, subject to continued service with us on such vesting date.
(4)

25% of the shares subject to the option vested on December 12, 2014, and 1/48 of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.

(5)

100% of the shares subject to the option were vested as of December 31, 2018. 100% of the shares subject to the option vested upon our initial public offering, subject to continued service with us on such vesting date.

(6)

The Restricted Stock Units (“RSUs”) vested as to 25% of the underlying units on the expiration of the lock-up period following our initial public offering and the remaining units vest as to 25% of the underlying units on July 1, 2019 and July 1, 2020. At the time the RSUs vest, our named executive officers will receive one share of our common stock for each RSU vesting on that date. RSUs carry no dividend or voting rights.
(7)

These RSUs vest as to 25% of the underlying units on each of the first four anniversaries of the award date. At the time the RSUs vest, our named executive officers will become eligible to receive one share of our common stock for each RSU vesting on that date. RSUs carry no dividend or voting rights.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

During the year ended December 31, 2018, two directors, Mr. Rees, our Chief Executive Officer, and Mr. Harvison, our Chief Operating Officer, were employees. Messrs. Rees’ and Harvison’s compensation is discussed in “Executive Compensation.” In January 2018, Mr. Harvison resigned from our Board and will be paid solely for his service as an executive officer going forward.

The current non-employee director compensation policy (the “Independent Director Compensation Policy”) adopted by the Board in February 2017 is set forth below. The cash compensation portion of the Independent Director Compensation Policy became effective on February 1, 2017 and replaced any previous cash compensation arrangements. The equity compensation portion of the Independent Director Compensation Policy became effective April 11, 2017 and replaced the equity compensation portions of any previous equity compensatory arrangements. Effective February 1, 2017, the Company’s Independent Director Compensation Policy was revised to include a retainer for the Lead Director and establish a fee schedule with annual limits for the additional significant duties required of the Risk Committee members.

Cash Compensation

Under the Independent Director Compensation Policy, only a director that qualifies as an independent director (as such determination is made by the Board in accordance with the listing requirements and rules of the NYSE, an “Independent Director”) is eligible to receive compensation under the policy. Each Independent Director will receive a cash retainer of $40.0 thousand for serving on the Board and the Lead Director will receive an additional $12.5 thousand cash retainer.

The chairpersons and non-chair members of the following Board committees are entitled to cash retainers each year as described below:

Board Committee	Annual chairperson retainer	Annual non-chair member retainer
Audit Committee	$12,500	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000
Risk Committee (1)	10,000	5,000

(1)

In consideration for additional significant duties, namely conducting onsite meetings with Company employees, Risk Committee members receive additional compensation in the form of $3 thousand cash for each onsite meeting conducted up to a maximum of four meetings per quarter and $48 thousand per twelve-month period.

Cash retainers and any additional compensation approved by the Compensation Committee are a payable in arrears on a quarterly basis for as long as the director continues to be an Independent Director.

Equity Compensation

Under the Independent Director Compensation Policy, Independent Directors will receive (i) an initial equity award of restricted stock units with a grant date fair value of $300 thousand and (ii) an annual equity award of restricted stock units with a grant date fair value of $110 thousand. All awards to Independent Directors (i) will be subject to the Company’s equity incentive plan that is in effect as of the date of grant; (ii) will vest pursuant to the vesting schedule set forth in the corresponding award agreement; and (iii) are conditioned upon the holder’s qualification as an Independent Director being continuous up to the vesting date, among other terms and conditions as provided in the Independent Director Compensation Policy.

Annual equity awards are granted to each Independent Director annually following the Company’s annual meeting of stockholders. Initial equity awards are granted to newly-elected Independent Directors upon their election to the Board. Independent Directors that are reelected at the Company’s annual meeting of stockholders will not be entitled to receive an additional initial equity award.

Director Compensation Table

The following table shows the compensation earned by our non-employee directors for their services during the year ended December 31, 2018. The compensation received by Mr. Rees, our Chief Executive Officer, as an employee during fiscal 2018 is reflected in the section titled “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash(6)	Stock Awards		Total
John C. Dean	$59,792	$110,000	(7)	$169,792
Stephen B. Galasso(1)	105,500	110,000	(7)	215,500
Tyler Head	50,000	110,000	(7)	160,000
Robert L. Johnson(2)	45,000	110,000	(7)	155,000
John C. Rosenberg(3)	28,125	110,000	(7)(3)	138,125
Saundra D. Schrock(4)	53,333	110,000	(7)	163,333
Stephen J. Shaper(5)	105,500	110,000	(7)	215,500
Bradley R. Strock	45,834	410,000	(7)(8)	455,834

(1)	As of December 31, 2018, Mr. Galasso held a stock option for 12,500 shares, all of which were vested and exercisable.
(2)	As of December 31, 2018, Mr. Johnson held a stock option for 62,500 shares, all of which were vested and exercisable.
(3)	Mr. Rosenberg retired from our Board and Board committees effective May 31, 2018 and as a result his 2018 award was forfeited.
(4)	As of December 31, 2018, Ms. Schrock held a stock option for 62,500 shares, 48,611 of which were vested and exercisable.
(5)	As of December 31, 2018, Mr. Shaper held a stock option for 62,500 shares, all of which were vested and exercisable.
(6)	The amount reported represents fees paid for services provided to us in each’s capacity as a director, as well as fees paid for additional duties as members of the Audit and Risk Committees.
(7)

The amounts represent the grant date fair values of restricted stock units granted to each non-employee member of our Board on May 18, 2018 as their annual equity award as provided in the Independent Director Compensation policy. The grant date fair value, calculated in accordance with FASB ASC Topic 718, is based on a fair value assumption of (i) $8.42 per common share on the grant date and (ii) 13,064 restricted stock units. These RSUs vest as to 100% at the earlier of i) the one-year anniversary of the awards or ii) the date of the next annual stockholders’ meeting. These RSUs are subject to the terms and conditions of the respective award agreements and the 2016 Plan, under which they were granted. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the non-employee director when the units vest and are paid out as common shares of the Company.

(8)

The amounts in this column represent the grant date fair values of restricted stock units granted to Mr. Strock on January 25, 2018 as his initial equity award as provided in the Independent Director Compensation policy. The grant date fair value, calculated in accordance with FASB ASC Topic 718, is based on a fair value assumption of (i) $7.44 per common share on the grant date and (ii) 40,322 restricted stock units. These RSUs vest as to 33.33% of the underlying units on each anniversary of the vesting commencement date, January 25, 2018. These RSUs are subject to the terms and conditions of the respective award agreements and the 2016 Plan, under which they were granted. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the non-employee director when the units vest and are paid out as common shares of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership

The following table sets forth information with respect to the beneficial ownership of common stock for (a) each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding shares of common stock, (b) each member of our Board, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 27, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned is computed on the basis of 43,357,796 shares of our common stock outstanding as of March 27, 2019. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109.

Shares beneficially owned		Percentage of shares beneficially owned
Name of beneficial owner	Number
5% stockholders:
Entities affiliated with Sequoia Capital(1)	7,376,005	17%
Entities affiliated with Technology Crossover Ventures(2)	6,104,888	14%
Linda Stinson(3)	4,968,058	11%
Wellington Management Group LLP(4)	2,663,540	6%
Victory Park Capital Advisors, LLC(5)	2,430,908	6%
Named executive officers and directors:
Kenneth E. Rees(6)	3,183,464	7%
Jason Harvison(7)	593,775	1%
Christopher Lutes(8)	676,265	1%
John C. Dean(9)	128,912	*
Stephen B. Galasso(10)	108,412	*
Tyler Head(11)	2,317,097	5%
Robert L. Johnson(12)	108,412	*
Saundra D. Schrock(13)	103,203	*
Stephen J. Shaper(14)	232,102	*
Bradley R. Strock(15)	41,505	*
All current executive officers and directors as a group (12 persons)(16)	7,587,745	17%

*	Represents beneficial ownership of less than 1%.
(1)

Based on a Schedule 13G filed on February 14, 2018, consists of (i) 117,747 shares held by Sequoia Capital Franchise Partners, L.P., (ii) 905,760 shares held by Sequoia Capital IX, L.P., (iii) 37,735 shares held by Sequoia Capital Entrepreneurs Annex Fund, L.P., (iv) 5,142,717 shares held by Sequoia Capital Growth Fund III, L.P., (v) 251,849 shares held by Sequoia Capital Growth III Principals Fund, LLC, (vi) 863,505

shares held by Sequoia Capital Franchise Fund, L.P. and (vii) 56,692 shares held by Sequoia Capital Growth Partners III, L.P. SCFF Management, LLC, or “SCFF Management,” is the general partner of Sequoia Capital Franchise Fund L.P. and Sequoia Capital Franchise Partners, L.P., collectively, the “FF Funds.” The managing members of SCFF Management are Douglas M. Leone and Michael J. Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SCFF Management, LLC may be deemed to share beneficial ownership of the shares held by the FF Funds. SC IX.I Management, LLC is the General Partner of each of Sequoia Capital IX, L.P. and Sequoia Capital Entrepreneurs Annex Fund, L.P., collectively, the “IX Funds.” SCGF III Management, LLC is the general partner of each of Sequoia Capital Growth Partners III, L.P. and Sequoia Capital Growth Fund III, L.P. and is the managing member of Sequoia Capital Growth III Principals Fund, LLC, collectively, the “GFIII Funds.” The address for each of the entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(2)

Based on a Schedule 13G filed on February 14, 2019, consists of (i) 118,286 shares held by TCV Member Fund, L.P. and (ii) 5,967,123 shares held by TCV V, L.P and (iii) 19,479 shares held by TCV Management 2004, L.L.C. Jay C. Hoag, Richard H. Kimball, John L. Drew, TCV Management 2004, L.L.C., and Jon Q. Reynolds, Jr., collectively, the “TCM Members,” are Class A Members of Technology Crossover Management V, L.L.C., or “TCM V,” which is the general partner of TCV V, L.P., or “TCV V,” and a general partner of TCV Member Fund, L.P., or “Member Fund,” and together with TCV V, the “TCV Funds.” TCM Members and TCM V may be deemed to beneficially own the securities held by the TCV Funds, but each of the TCM Members and TCM V disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The TCV Funds are organized as “blind pool” partnerships in which the limited partners (or equivalents) have no discretion over investment or sales decisions, are not able to withdraw from the TCV Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV Funds. The address for each of the entities identified in this footnote is c/o Technology Crossover Ventures, 250 Middlefield Road, Menlo Park, California 94025.

(3)

Based on a Schedule 13G filed on February 14, 2019, includes 2,265,783 shares held by The Tyler W.K. Head Trust dated March 20, 2014, over which the Linda and Mike Stinson Irrevocable Asset Trust retains dispositive power, and may be deemed by the SEC under Rule 13d-3 of the Exchange Act to be beneficially owned by Linda Stinson, the trustee of the Linda and Mike Stinson Irrevocable Asset Trust.

(4)

Based on a Schedule 13G filed on February 12, 2019, consists of 2,663,540 shares, with shared dispositive and voting power over such shares held by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holding LLP and Wellington Management Company LLP. Wellington Management Group LLP is the parent holding company of certain holding companies, and various entities identified as the Wellington Investment Advisers are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address for each of the entities identified in this footnote is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(5)

Based on an Amendment No. 1 to Schedule 13G filed on May 9, 2018, consists of (i) 1,012,000 shares held by VPC Specialty Lending Investments Intermediate, L.P., of which VPC Specialty Lending Investments Intermediate GP, LLC is the general partner, (ii) 1,050,908 shares held by VPC Special Opportunities Fund III Onshore, L.P., of which VPC Special Opportunities Fund III GP, LP is the general partner, (iii) 179,400 shares held by VPC Onshore Specialty Finance Fund II, L.P., of which VPC Specialty Finance Fund GP II, LP is the general partner, and (iv) 188,600 shares held by VPC Specialty Lending Fund (NE), L.P., of which Next Edge Specialty Finance Corp. is the general partner. Victory Park Capital Advisors, LLC is the investment manager of VPC Specialty Lending Investments Intermediate, L.P., VPC Special Opportunities Fund III Onshore, L.P., VPC Onshore Specialty Finance Fund II, L.P., and VPC Specialty Lending Fund (NE). Victory Park Capital Advisors Management GP, LLC is the managing member of Victory Park Capital Advisors, LLC. Richard Levy is the trustee of the manager of Victory Park Capital Advisors GP, LLC. The address for all entities identified in this footnote other than Next Edge Specialty Finance Corp. is

150 North Riverside Plaza, Suite 5200, Chicago, Illinois 60606. The address for Next Edge Specialty Finance Corp. is 1 Toronto Street, Suite 200, Toronto, Ontario, Canada M5C 2V6.
(6)

Consists of (i) 924,495 shares held by Kenneth Earl Rees Family Investments, Ltd., (ii) 924,492 shares held by Jeanne Margaret Gulner Family Investments, Ltd., and (iii) 1,014,138 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019. Mr. Rees is the spouse of Jeanne M. Gulner and may be deemed by the SEC under Rule 13d-3 of the Exchange Act to have shared voting power and shared power to dispose of shares held directly or indirectly by Jeanne M. Gulner.

(7)	Includes 440,418 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.
(8)

Consists of (i) 113,822 shares held by the Lutes Family Living Trust, a voting trust of which Mr. Lutes and Moshira Lutes, his spouse, are the voting trustees, and (ii) 419,622 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.

(9)	Consists of 26,433 RSUs vesting within 60 days of March 27, 2019.
(10)	Includes 38,933 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.
(11)

Includes (i) 2,265,783 shares held by The Tyler W.K. Head Trust dated March 20, 2014, a voting trust of which Mr. Head is the voting trustee with the power to vote such shares but not the power to dispose of such shares, and (ii) 1,400 shares held by Hannah Stinson Head. Mr. Head is the spouse of Hannah Stinson Head and may be deemed by the SEC under Rule 13d-3 of the Exchange Act to have shared voting power and shared power to dispose of shares held by Hannah Stinson Head. Includes 26,433 of RSUs vesting within 60 days of March 27, 2019 in Mr. Head’s name. The 2,265,783 shares held in the Tyler W.K. Head Trust dated March 20, 2014 are pledged to collateralize a personal loan entered into in May 2018.

(12)	Consists of 88,933 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.
(13)	Includes 83,724 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.
(14)	Includes 88,933 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.
(15)	Includes 13,064 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019
(16)	Represents 7,587,745 shares and 2,278,974 shares subject to options exercisable and RSUs vesting within 60 days of March 27, 2019.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018:

Name	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Plans (excluding securities related in column (a))
Equity compensation plans approved by security holders (1)	4,771,365	(2)	$4.51	(3)	$968,339
Equity compensation plans not approved by security holder	—		—		—

Total	4,771,365		$4.51		$968,339

(1)	Includes the following plans: the 2014 Plan, the 2016 Plan, and the ESPP.
(2)	Includes 2,196,983 shares subject to outstanding options and 2,574,382 shares of common stock subject to outstanding RSUs.
(3)

Represents the weighted-average exercise price of outstanding options under the 2014 Plan and the 2016 Plan and is calculated without taking into account the 2,574,382 outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.

Except as set forth herein, based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended December 31, 2018. On May 8, 2018, a Form 4 filed on behalf of John C. Dean was inadvertently filed late to report the sales of shares on May 2, 2018 and May 3, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with RLJ Financial LLC

On August 1, 2012, a subsidiary of TFI, TF Payroll, LLC, or “TFP,” as purchaser, and RLJ Financial LLC, or “RLJ,” as seller, entered into an asset purchase agreement, whereby TFP purchased from RLJ all assets, including intellectual property, goodwill and other intangible assets, related to RLJ’s consumer financial products and services business, including certain of RLJ’s payroll advance products and services. Affiliates of TFP and RLJ were previously parties to a referral and revenues sharing agreement, an administrative agency agreement and a guaranty, which were terminated in connection with the asset purchase agreement. TFP paid a total purchase price of $5 million. The asset purchase agreement also obligated TFP to make earn-out payments for a period of ten years after the closing in an amount equal to 10% of the net profits from payroll-linked credit products offered or operated by TFP, or an affiliate of TFP, involving data and information provided by payroll service providers or employers or payroll software providers. RLJ is majority owned by The RLJ Companies, LLC, or “The RLJ Companies.” Robert L. Johnson, our director, is the managing member, majority owner and sole voting member of The RLJ Companies. The net assets acquired pursuant to the August 1, 2012 asset purchase agreement were subsequently transferred to us in our spin-off from TFI. On June 1, 2015, we entered into a consulting agreement with RLJ, which calls for monthly payments for a period of five years, totaling $1.5 million. For the year ended December 31, 2018, we paid RLJ $300 thousand pursuant to the terms of the consulting agreement. As a part of the consulting agreement, RLJ agreed to release us from our legal obligation to make earn-out payments.

Lending Arrangement with Director under Credit Facility with Victory Park Management, LLC (“VPC”)

We have a credit facility with VPC to fund the Rise loans that we make to our customers (“VPC Facility”). Since January 1, 2018, the largest aggregate amount of principal outstanding under the VPC Facility was $250 million, the amount outstanding under the VPC Facility as of February 28, 2019 was $207 million (after the amendment of the VPC Facility on February 7, 2019 and the separation of EF SPV, Ltd. into its own debt facility), the amount of principal paid since January 1, 2018 was $0 million, the amount of interest paid since January 1, 2018 thru February 28, 2019 was $41 million, and the interest rate under the VPC Facility is 12.79% at December 31, 2018. Since January 1, 2018, Stephen J. Shaper, one of our directors, has committed to funding $800 thousand of the principal amount available under the VPC Facility. Since January 1, 2018, the largest aggregate amount of all indebtedness outstanding under Mr. Shaper’s commitment amount was $800 thousand, and the interest payments on this loan were $107 thousand for the year ended December 31, 2018.

Registration Rights

The holders, or their transferees, of an aggregate of 14,098,525 shares of our common stock associated with the conversion of preferred shares are entitled to rights with respect to the registration of such shares under the Securities Act. We refer to these shares as registrable securities. These rights are provided under the terms of the amended and restated investors’ rights agreement entered into between us and the holders of registrable securities and include demand registration rights, piggyback registration rights and Form S-3 registration rights.

Demand registration rights

Under the amended and restated investors’ rights agreement, upon the written request of the holders of 40% or more of our registrable securities that we file a registration statement under the Securities Act with an anticipated aggregate price to the public of at least $5 million (net of underwriters’ discounts and selling expenses), we will be obligated to notify all holders of registrable securities of the written request and use commercially reasonable efforts to effect the registration of all registrable securities that holders request to be registered. We are required to effect a registration statement if we have already effected more than two registration statements, counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and forfeited demand registrations subject to certain conditions, (iii) during the period 60 days prior to, and 180 days after the effective date of, the filing of a registration initiated by us, or (iv) if the initiating holders propose to dispose of registrable securities that may be immediately registered on Form S-3 under the Securities Act. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our Board such registration would be detrimental to us, provided that we do not register any securities for our account or that of any other stockholder during such 90-day period other than with respect to a registration related to a company stock plan or a registration related to a transaction under Rule 145 of the Securities Act.

Piggyback registration rights

If we register any of our securities for public sale, we are required use commercially reasonable efforts to afford each holder of registrable securities an opportunity to include in the registration statement all or part of the holder’s registrable securities. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to a company stock plan, a registration relating to the offer and sale of debt securities, a registration related to a transaction under Rule 145 of the Securities Act or a registration on any registration form that does not period secondary sales, the holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration.

Each holder desiring to include all or any part of the registrable securities held by it in any such registration statement is required to notify us within 20 days of being notified by us of the registration. The underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders to 25% of the total shares covered by the registration statement.

Form S-3 registration rights

The holders of registrable securities may make a written request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $1.0 million. We are not required to effect such registration (i) during the period 60 days prior to, and 180 days after the effective date of, the filing of a registration initiated by us, or (ii) if, in a given 12-month period, we have already effected more than two such registrations. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our Board such registration would be detrimental to us, provided that we do not register any securities for our account or that of any other stockholder during such 90-day period other than with respect to a registration related to a company stock plan or a registration related to a transaction under Rule 145 of the Securities Act.

Registration expenses

We will pay the registration expenses (other than underwriting discounts and commissions) in connection with the registrations described above, including the reasonable fees and disbursements of one counsel for participating holders of registrable securities.

Expiration of registration rights

Under the amended and restated investors’ rights agreement, the registration rights described above will terminate upon the earlier of:

•	five years after the closing of our initial public offering; and

•

as to each holder of registrable securities, the date on which (x) all shares of registrable securities held by such holder may immediately be sold under Rule 144 under the Securities Act or (y) such holder of registrable securities holds 1% or less of our then-outstanding common stock and all registrable securities held by such holder (together with any affiliate of the holder with whom such holder must aggregate its sales under Rule 144 under the Securities Act) can be sold during any 90-day period without registration in compliance with Rule 144 under the Securities Act.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law as presently in existence or as may be amended from time to time. Our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law or other applicable law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for us, or anybody serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, regardless of whether we have the power to indemnify such person against such liability under the provisions of Delaware law. We have an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

We have also entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our or, where applicable, TFI’s directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Policies and Procedures for Transactions with Related Persons

We have adopted a written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether the transaction would impair the independence of any director and the extent of the related person’s interest in the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our fiscal 2018 audited financial statements with management.

The Audit Committee has discussed with our independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our annual report on Form 10-K for fiscal 2018 for filing with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, Grant Thornton as the Company’s independent registered public accounting firm for fiscal 2019.

Respectfully submitted,

THE AUDIT COMMITTEE

Stephen J. Shaper, Chairman John C. Dean Stephen B. Galasso

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for including in the Company’s proxy statement for the 2020 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 5, 2019.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not less than 90 or more than 120 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. However, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Assuming the date of our 2020 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2020 annual meeting must notify us no earlier than December 5, 2019 and no later than January 4, 2020. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2020 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, or by email at investors@elevate.com.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.elevate.com.

Householding

Only one copy of these proxy materials is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the Notice may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice may contact Investor Relations to request that only a single copy of the Notice be mailed in the future. Contact Investor Relations by telephone at (817) 928-1646, by mail at Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, or by email at investors@elevate.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Standard Time on May 2, 2019. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, (Eastern Time), on May 2, 2019
Online Go to www.envisionreports.com/elvt or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/elvt

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2
1. Election of Directors:						+
	For	Withhold		For	Withhold
01 - John C. Dean	☐	☐	02 - Bradley R. Strock	☐	☐

	For	Against	Abstain
2. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	2 1 B V	+

0315NB

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Elevate Credit, Inc. Shareholders

Friday, May 3, 2019 at 9:00am Local Time

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/elvt

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/elvt

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – ELEVATE CREDIT, INC.	+

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 3, 2019

Christopher Lutes and Sarah Fagin Cutrona, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Elevate Credit, Inc. to be held on May 3, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+